Exhibit 99.1

LEAPFROG REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Announces New Products and Platforms for 2014

EMERYVILLE, Calif.—May 5, 2014—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the first quarter ended March 31, 2014.

“Our first quarter performance was about as we expected given the calendar shift of Easter into Quarter 2, higher levels of retail carryover inventory from Holiday 2013 across the key categories we play in and a continued challenging retail environment in our major markets,” said John Barbour, Chief Executive Officer. “With a tough start to the year and our major new product launches scheduled for the second half, we expect our sales to be significantly more back-end focused in 2014 than last year. Our line-up of major new product introductions will begin shipping in late summer and fall.

“LeapFrog has a great track record of identifying hot new categories and creating innovative, fun learning products for children that become best sellers.

“Just last week, we announced LeapBand™, the first wearable activity tracker created for children that encourages active play and healthy habits while they nurture their own personalized virtual pet. LeapBand will hit store shelves this summer and is a great example of our strategy to diversify our business by creating unique play experiences that help children achieve their potential through pure learning fun.

“We will further diversify our product portfolio with the fall launch of the exciting new LeapTV™ platform, an innovative kids’ active video game console system for younger children that gets their minds and bodies moving. We will support the launch with over 100 pieces of content by the end of the year.

“Additionally, we plan to extend our market leadership in children’s tablets with a number of innovative new LeapPads, including our first tablet that’s specifically designed to be merchandised in the consumer electronics section of stores, and lots more amazing children’s educational content.

“We are very excited about the response our new platforms and products have received from our retail partners and other industry experts, and we look forward to revealing more information about them later in the year.

“Also in 2014, we are making significant long-term, strategic investments in creating more new platforms and content, international expansion, online communities and information technology systems. We believe these investments will start to positively impact our bottom line in 2015 and will position us well for long-term growth and continued leadership in educational entertainment.”

LeapFrog Enterprises, Inc.

Financial Overview for the First Quarter 2014 Compared to the First Quarter 2013

First quarter 2014 net sales were $56.9 million, down 31% compared to $82.9 million last year, and were not materially impacted by changes in currency exchange rates. We faced an exceptionally tough sales comparison from last year’s record first quarter sales performance, driven by high post-season demand for our LeapPads in Spring 2013 following an exceptional Holiday 2012 performance when our tablets held three of the top ten selling toy slots in the U.S. according to NPD1 and were virtually a total sell-out around the world. Net sales were also impacted by the calendar shift of Easter, retail inventory levels at the beginning of the year, which were higher than a year ago, and a continued tough retail environment. In the U.S. segment, net sales were $39.1 million, down 33% compared to $58.1 million last year. In the International segment, net sales were $17.7 million, down 29% compared to $24.8 million last year, and included a 1% negative impact from changes in currency exchange rates.

Loss from operations for the first quarter of 2014 was $18.6 million, compared to $4.6 million last year.

Net loss (GAAP) for the first quarter of 2014 was $11.5 million, compared to $3.0 million last year. Net loss per basic and diluted share (GAAP) was $0.16, compared to $0.04 last year.

Normalized net loss2 (non-GAAP) for the first quarter of 2014, which reflects an effective 37.5% tax rate and excludes actual tax benefits and tax expenses, was $11.8 million, compared to $3.1 million last year. Normalized net loss per basic and diluted share2 (non-GAAP) was $0.17, compared to $0.05 last year. We provide normalized net income (loss)2 measures, which are non-GAAP measures, to help investors review our performance and performance trends excluding discrete tax items which have historically been significant.

Adjusted EBITDA2 (non-GAAP) for the first quarter was a loss of $10.4 million, compared to a gain of $2.4 million last year.

Guidance

“Our first quarter 2014 results slightly exceeded our guidance, and while we are maintaining our full year 2014 guidance that we previously provided, if current retail trends continue we see ourselves coming in at the lower side of our guidance range,” said Ray Arthur, Chief Financial Officer. “We will continue to focus on executing our plans for the year as well as carefully monitoring consumer purchases given the tough economic climate.

“In addition, when considering second quarter guidance, note that most initial shipments of our major new product introductions were in the second and third quarters of 2013 and comparable shipments will not occur until late in the third quarter and fourth quarter of 2014. Additionally, we see high retail inventory levels continuing to subdue sales to our retailer partners for at least the next three to four months.

“From a full year perspective, we expect these factors to result in a significant shift of our business to the back-end of the year.

“Throughout 2014, we will continue to invest in our business to broaden our product portfolio, extend our reach internationally, better connect with consumers and improve our business processes. Some of these investments are substantial, such as our investments in new information technology systems and an improved web experience. As a result, these investments, along with our starting retail inventory position, will reduce our profitability in 2014. We believe these investments will position us for growth in the years ahead and help us strengthen our leadership in educational entertainment around the world, providing long-term sales, earnings and cash flow growth.”

1 Source: The NPD Group / Retail Tracking Service.

2 Normalized net income (loss), normalized net income (loss) per basic and diluted share and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LeapFrog Enterprises, Inc.

For the full year 2014, we expect:

•	Net sales to be in a range of $554 million to $580 million compared to $554 million in 2013.
•	Net income per diluted share (GAAP) and normalized net income per diluted share[3] (non-GAAP) to both be in the range of $0.18 to $0.25. For the full-year 2013, net income per diluted share (GAAP) was $1.19 and normalized net income per diluted share[3] (non-GAAP) was $0.30.
•	Capital expenditures to be in the range of $35 million to $45 million as we make long-term, strategic investments in our business, particularly in our information technology systems. Capital expenditures include purchases of property and equipment and capitalization of product costs.

For the second quarter of 2014, we expect:

•	Net sales to be in a range of $48 million to $52 million compared to $83 million in the second quarter of 2013.
•	Net loss per basic and diluted share (GAAP) and normalized net loss per basic and diluted share[3] (non-GAAP) to both be in the range of $0.24 to $0.21. For the second quarter of 2013, net loss per basic and diluted share (GAAP) was $0.05 and normalized net loss per basic and diluted share[3] (non-GAAP) was $0.04.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss first quarter 2014 financial results on May 5, 2014, at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time). The conference call will be webcast live and can be accessed at LeapFrog’s investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 22516516. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 22516516.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For nearly 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child’s learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

TM & © 2014 LeapFrog Enterprises, Inc. All rights reserved.

3 Normalized net income (loss) per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically normalized net income (loss), normalized net income (loss) per basic or diluted share, and adjusted EBITDA.

Normalized net income (loss) is calculated as net income (loss) adjusted to reflect an effective 37.5% tax rate and excludes actual tax benefits and tax expenses. Normalized net income (loss) per basic and diluted share is calculated as normalized net income (loss) divided by weighted-average basic and diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of normalized net income (loss) and normalized net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

Management believes that normalized net income (loss) and normalized net income (loss) per basic and diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income (loss) and net income (loss) per basic and diluted share as a result of the deferred tax valuation allowance release and other discrete tax items, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, other expenses (income), and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

LeapFrog Enterprises, Inc.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results and expenditures, the expected launch of new products, the expected market position of our existing products. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to compete effectively with competitors, deterioration of global economic conditions, our reliance on a small group of retailers for the majority of our gross sales, the effectiveness of our marketing and advertising efforts, the seasonality of our business, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, our dependence on our officers and other employees, the sufficiency of our liquidity, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the company, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2013 annual report on Form 10-K filed on March 14, 2014.  All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:
Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net sales	$56,886	$82,937
Cost of sales	35,763	49,625
Gross profit	21,123	33,312

Operating expenses:
Selling, general and administrative	24,699	21,905
Research and development	9,122	9,013
Advertising	3,258	4,150
Depreciation and amortization	2,686	2,795
Total operating expenses	39,765	37,863
Loss from operations	(18,642)	(4,551)

Other income (expense):
Interest income	19	24
Interest expense	(1)	-
Other, net	(232)	(508)
Total other income (expense), net	(214)	(484)
Loss before income taxes	(18,856)	(5,035)
Benefit from income taxes	(7,407)	(2,024)
Net loss	$(11,449)	$(3,011)

Net loss per share:
Class A and B - basic and diluted	$(0.16)	$(0.04)

Weighted average shares used to calculate net loss per share:
Class A and B - basic and diluted	69,408	67,835

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,		December 31,
	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$231,988	$189,710	$168,053
Accounts receivable, net of allowances for doubtful accounts
of $306, $535 and $139, respectively	29,920	57,186	133,221
Inventories	52,293	45,149	54,290
Prepaid expenses and other current assets	9,665	9,951	9,637
Deferred income taxes	27,076	9,969	25,639
Total current assets	350,942	311,965	390,840
Deferred income taxes	53,959	14,204	49,053
Property and equipment, net	34,570	26,838	33,059
Capitalized product costs, net	19,058	13,148	17,494
Goodwill	19,549	19,549	19,549
Other intangible assets, net	-	500	50
Other assets	1,473	1,231	1,027
Total assets	$479,551	$387,435	$511,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,146	$19,054	$22,110
Accrued liabilities	23,932	24,655	40,765
Deferred revenue	12,808	7,663	14,467
Income taxes payable	285	495	1,100
Total current liabilities	56,171	51,867	78,442
Long-term deferred income taxes	3,801	3,759	3,801
Other long-term liabilities	1,125	2,504	1,507
Total liabilities	61,097	58,130	83,750
Stockholders’ equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares;
Outstanding: 65,229, 63,688 and 64,916, respectively	7	7	7
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares;
Outstanding: 4,395, 4,395 and 4,396, respectively	-	-	-
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	422,677	408,327	419,526
Accumulated other comprehensive income (loss)	(577)	195	(7)
Retained earnings (accumulated deficit)	(3,468)	(79,039)	7,981
Total stockholders’ equity	418,454	329,305	427,322
Total liabilities and stockholders’ equity	$479,551	$387,435	$511,072

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(11,449)	$(3,011)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,466	4,990
Deferred income taxes	(6,722)	(1,615)
Stock-based compensation expense	2,797	1,955
Allowance for doubtful accounts	99	270
Other changes in operating assets and liabilities:
Accounts receivable, net	102,731	122,348
Inventories	1,795	(5,137)
Prepaid expenses and other current assets	(39)	(1,678)
Other assets	(448)	53
Accounts payable	(3,549)	(14,068)
Accrued liabilities	(16,958)	(27,124)
Deferred revenue	(1,628)	(853)
Other long-term liabilities	(450)	(721)
Income taxes payable	(807)	2
Net cash provided by operating activities	70,838	75,411
Investing activities:
Purchases of property and equipment	(3,819)	(4,481)
Capitalization of product costs	(3,841)	(2,146)
Net cash used in investing activities	(7,660)	(6,627)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	1,094	1,636
Net cash paid for payroll taxes on restricted stock unit releases	(374)	(341)
Excess tax benefits from stock-based compensation	1	3
Net cash provided by financing activities	721	1,298
Effect of exchange rate changes on cash	36	(372)
Net change in cash and cash equivalents	63,935	69,710
Cash and cash equivalents, beginning of period	168,053	120,000
Cash and cash equivalents, end of period	$231,988	$189,710

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net sales	$56,886	$82,937
Cost of sales (1)	35,763	49,625
Gross profit	21,123	33,312

Operating expenses: (2)
Selling, general and administrative	24,699	21,905
Research and development	9,122	9,013
Advertising	3,258	4,150
Depreciation and amortization	2,686	2,795
Total operating expenses	39,765	37,863
Loss from operations	(18,642)	(4,551)

Other income (expense):
Interest income	19	24
Interest expense	(1)	-
Other, net	(232)	(508)
Total other income (expense), net	(214)	(484)
Loss before income taxes	(18,856)	(5,035)
Benefit from income taxes	(7,407)	(2,024)
Net loss	$(11,449)	$(3,011)

(1) Includes depreciation and amortization	2,780	2,195

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,479	1,751
Research and development	318	204

Segment data:
Net sales:
U.S. segment	39,145	58,097
International segment	17,741	24,840

Income (loss) from operations*:
U.S. segment	(19,782)	(9,251)
International segment	1,140	4,700

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NORMALIZED NET INCOME (LOSS),

GAAP NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) PER SHARE,

AND GAAP NET LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

The following table presents a reconciliation of net income (loss), a GAAP measure, to normalized net income (loss), a non-GAAP measure, where available.  Normalized net income (loss) is defined as net income (loss) adjusted to reflect an effective 37.5% tax rate and exclude actual tax benefits and tax expenses. Normalized net income (loss) per share is calculated as normalized net income (loss) divided by weighted-average basic or diluted shares outstanding, as applicable.

	Three Months Ended March 31,		Three Months Ended June 30,	Twelve Months Ended December 31,
	2014	2013	2013	2013

Net income (loss) - GAAP	$(11,449)	$(3,011)	$(3,290)	$84,009
Benefit from income taxes	(7,407)	(2,024)	(1,122)	(50,168)
Income (loss) before income taxes	(18,856)	(5,035)	(4,412)	33,841
Effective tax expense at 37.5% rate	(7,071)	(1,888)	(1,655)	12,690
Normalized net income (loss) - Non-GAAP	$(11,785)	$(3,147)	$(2,757)	$21,151

Net income (loss) per share - GAAP:
Class A and B - basic	$(0.16)	$(0.04)	$(0.05)	$1.23
Class A and B - diluted	$(0.16)	$(0.04)	$(0.05)	$1.19

Normalized net income (loss) per share - Non-GAAP:
Class A and B - basic	$(0.17)	$(0.05)	$(0.04)	$0.31
Class A and B - diluted	$(0.17)	$(0.05)	$(0.04)	$0.30

Weighted-average shares used to calculate
net income (loss) per share:
Class A and B - basic	69,408	67,835	68,199	68,411
Class A and B - diluted	69,408	67,835	68,199	70,402

The following table presents a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, other expenses (income), and stock-based compensation.

	Three Months Ended March 31,
	2014	2013

Net loss - GAAP	$(11,449)	$(3,011)
(Less) add:
Interest income	(19)	(24)
Interest expense	1	-
Benefit from income taxes	(7,407)	(2,024)
Depreciation and amortization	5,466	4,990
Other, net	232	508
Stock-based compensation	2,797	1,955
Adjusted EBITDA - Non-GAAP	$(10,379)	$2,394